UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 April 24, 2005
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                Date of Report (Date of earliest event reported)


                                 Unitrin, Inc.
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             (Exact name of registrant as specified in its charter)


          Delaware                   0-18298                   95-4255452
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(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)             Identification No.)



  One East Wacker Drive, Chicago, Illinois                       60601
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 (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code    (312) 661-4600
                                                   ----------------------------

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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

In an article that appeared in the April 24, 2005 edition of the Chicago Tribune, Unitrin's CEO, Richard Vie, was quoted as saying that "If yields [on bonds] go up 1 percentage point, that's $40 million straight to the bottom line." The article also asserts that Unitrin has $4 billion in short-term bonds. While Unitrin has fixed income investments totaling more than $4 billion, only about one-third of such investments consist of shorter-term maturities of 5 years or less.

The intention of the quote was to point out the effects that a rising interest rate environment can have over time on Unitrin's pre-tax investment income. Investors are cautioned not to assume that there is any specific correlation between a particular increase in market interest rates and a corresponding immediate increase in net income. The quoted language implies an instantaneous sale and reinvestment of Unitrin's entire bond portfolio at no loss in response to a 1% increase in market interest rates, which would be unlikely. Absent the sale or maturity of a significant number of fixed maturity investments, a 1% increase in market interest rates (or any other increase) would not translate into increased investment income unless and until those bonds became available for reinvestment at higher rates of interest.

The precise effect of a changing interest rate environment on Unitrin's net income is difficult to estimate and depends on a variety of factors, including the volatility of interest rates, credit spreads and the levels, types and maturities of fixed income investments held in Unitrin's investment portfolio from time to time.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Unitrin, Inc.


                                                  /s/ Eric Draut
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   Date: April 25, 2005                     By:  Eric Draut
                                            Its: Executive Vice President and
                                                 Chief Financial Officer